VERSAR

NEWS RELEASE

FOR IMMEDIATE RELEASE | June 5, 2017

VERSAR APPOINTS CHRISTINE B. TARRAGO AS CHIEF FINANCIAL OFFICER

Offices

Headquarters

Springfield, VA

Inside the U.S.

Aiea, HI
Atlanta, GA
Chandler, AZ
Charleston, SC
Columbia, MD
Denver, CO
Dulles, VA
El Paso, TX
Germantown, MD
Newport News, VA
Oceanside, CA
Richardson, TX
San Antonio, TX
South Easton, MA

Outside the U.S.

Baghdad, Iraq
Kabul, Afghanistan
Clark, Philippines
Abu Dhabi, UAE

Springfield, VA – June 5, 2017 – Versar, Inc. (NYSE MKT: VSR) today announced the appointment of Christine B. Tarrago as Senior Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer. Ms. Tarrago succeeds Cynthia A. Downes, who is leaving the Company to pursue other interests.

Ms. Tarrago has more than 20 years of financial executive leadership in North America and Europe. Ms. Tarrago comes to Versar from ICS Nett, where she served as Vice President and Corporate Controller. Prior to that, Ms. Tarrago served as Vice President Finance at K12, Inc. from March 2016 until January 2017 and as Vice President Finance, Corporate Controller of Lightbridge Communications Corporation from May 2011 to January 2016. She also has had leadership positions at companies including Marlink, Siemens and ALSTOM. Ms. Tarrago has a BA and MBA from the University of Augsburg in Germany, is fluent in four languages, and is a registered CPA in the State of Illinois.

"We wish Cynthia Downes well in her future endeavors and thank her in particular for her contributions to significantly improved finance and administrative processes during her time at Versar," said Versar Chief Executive Officer Tony Otten. "As we prepare for increasing business, we continue to realign resources to maximize the numerous opportunities in front of us. We are extremely pleased to welcome our new CFO, Christine Tarrago, who brings an impressive array of skills to Versar. We are confident that Christine will contribute significantly in our next stage of growth."

Versar also reiterated the expectations it announced in its May 10 earnings report for the first three quarters of Fiscal Year 2017, including:

- Refine cost-structure and continue margin expansion throughout FY 2017
- Positive cash flow and implementation of a new credit facility in the first half of FY 2018
- Continued improvement in revenue, funded backlog and EBITDA during the second half of FY 2018

For the first nine months of FY 2017, Versar reported:

- $152M Funded Backlog
- $110+M Revenue Run Rate
- $2M in Annualized Cost Reductions
- 50% Reduction in Total Debt
- 40% Increase in Gross Margin

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

For more information, please contact Investor Relations at:
6850 Versar Center, Suite 201 Springfield, VA 22151 703.642.6706 InvestorRelations@versar.com **www.versar.com**

VERSAR operates the following website: www.versar.com.

Find out more about **VERSAR** at

- https://twitter.com/VersarInc
- https://www.facebook.com/VersarInc
- http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 1, 2016, as updated from time to time in the Company's periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:

Karin Weber
M&A, Investor Relations Manager
Versar, Inc.
(703) 642-6706
kweber@versar.com

Robert Ferri
Robert Ferri Partners
(415) 575-1589
robert.ferri@robertferri.com